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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 (File No. 333-_______) and the related Prospectus of Midway Games Inc. and to the incorporation by reference therein of our reports dated August 17, 1998, with respect to the financial statements of Midway Games Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Chicago, Illinois
December 2, 1998


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